     As filed with the Securities and Exchange Commission on August 2, 2001
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      -------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                      -------------------------------------

                             VEECO INSTRUMENTS INC.
             (Exact name of registrant as specified in its charter)

      Delaware                                        11-2989601
      (State or other jurisdiction of                 (I.R.S. Employer
      incorporation or organization)                  Identification No.)

                             100 Sunnyside Boulevard
                            Woodbury, New York 11797
               (Address of Principal Executive Offices) (ZIP Code)
                      -------------------------------------

                             Veeco Instruments Inc.
                             2000 Stock Option Plan

                             Veeco Instruments Inc.
                2000 Stock Option Plan for Non-Officer Employees

                            (Full title of the plans)
                      -------------------------------------

                               Gregory A. Robbins
                       Vice President and General Counsel

                             Veeco Instruments Inc.
                             100 Sunnyside Boulevard
                            Woodbury, New York 11797
                     (Name and address of agent for service)

                                 (516) 677-0200
          (Telephone number, including area code, of agent for service)
                      -------------------------------------

                         CALCULATION OF REGISTRATION FEE

==================================================================================
  Title of Each     Amount to be      Proposed       Proposed       Amount of
     Class of        Registered       Maximum        Maximum    Registration Fee
 Securities to be                  Offering Price   Aggregate
    Registered                     Per Share (1)     Offering
                                                     Price (1)
----------------------------------------------------------------------------------
Common Stock,      1,470,000 (2)      $39.095      $57,469,650       $15,172
$0.01 par value
==================================================================================

(1) An estimate, based on the average of the high and low prices as of July 26, 2001 as determined in accordance with Rule 457(c) and (h) under the Securities Act of 1933, has been made solely for the purpose of calculating the registration fee relating to the 1,470,000 shares of Common Stock to be registered hereunder and subsequently offered at prices computed upon the basis of fluctuating market prices.

(2) Represents an additional 950,000 shares of Common Stock issuable pursuant to the Veeco Instruments Inc. 2000 Stock Option Plan (the "2000 Plan") and an additional 520,000 shares of Common Stock issuable pursuant to the Veeco Instruments Inc. 2000 Stock Option Plan for Non-Officer Employees (the "2000 Non-Officer Plan"). 1,250,000 shares of Common Stock issuable pursuant to the 2000 Plan were previously registered pursuant to the registrant's Registration Statement on Form S-8, File Number 333-39156, filed on June 13, 2000. 150,000 shares of Common Stock issuable pursuant to the 2000 Non-Officer Plan were previously registered pursuant to the registrant's Registration Statement on Form S-8, File Number 333-49476, filed on November 7, 2000. This registration statement also relates to such indeterminate number of additional shares of Common Stock of Veeco Instruments Inc. as may be issuable as a result of stock splits, stock dividends or additional similar transactions.

--------------------------------------------------------------------------------

Pursuant to General Instruction E to Form S-8, this registration statement on Form S-8 registers the offer and sale of an additional 950,000 shares of Common Stock for issuance under the 2000 Plan and an additional 520,000 shares of Common Stock for issuance under the 2000 Non-Officer Plan. The contents of the prior registration statement for the 2000 Plan, File Number 333-39156, filed on June 13, 2000, and the contents of the prior registration statement for the 2000 Non-Officer Plan, File Number 333-49476, filed on November 7, 2000, are hereby incorporated by reference.

Item 8.  Exhibits

4.1 Amendment No. 1 dated May 11, 2001 to the Veeco Instruments Inc. 2000 Stock Option Plan.

4.2 Amendment No. 1 dated July 26, 2001 to the Veeco Instruments Inc. 2000 Stock Option Plan for Non-Officer Employees.

5.1 Opinion of Gregory A. Robbins as to the legality of shares of Common Stock being registered

23.1  Consent of Ernst & Young LLP

23.2  PriceWaterhouseCoopers LLP

23.3  Consent of Gregory A. Robbins (included in the opinion filed as Exhibit
      5.1)

24.1  Power of Attorney (included on the signature pages hereof)

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Plainview, New York, on August 2, 2001.

                              Veeco Instruments Inc.

                              By:  /s/ Edward H. Braun
                                 -----------------------
                              Name:  Edward H. Braun
                              Title: Chairman, Chief Executive Officer and
                                     President


                                POWER OF ATTORNEY

      Each of the undersigned, in the capacities relative to the registrant stated below, hereby appoints Edward H. Braun, John F. Rein, Jr. and Gregory A. Robbins, and each of them acting individually, his true and lawful attorneys-in-fact, with full power of substitution, to sign and file with the Securities and Exchange Commission this registration statement and any and all amendments, including post-effective amendments, to this registration statement.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney has been signed by the following persons in the capacities indicated on August 2, 2001.

SIGNATURES                                 CAPACITY

/s/ Edward H. Braun                        Director, Chairman and Chief
---------------------------------------    Executive Officer (principal
Edward H. Braun                            executive officer)


/s/ John F. Rein, Jr.                      Executive Vice President, Chief
---------------------------------------    Financial Officer and Secretary
John F. Rein, Jr.                          (principal financial officer)


/s/ John P. Kiernan                        Vice President--Finance and
---------------------------------------    Corporate Controller (Principal
John P. Kiernan                            Accounting Officer)


/s/ Richard A. D'Amore                     Director
---------------------------------------
Richard A. D'Amore

/s/ Joel A. Elftmann                       Director
---------------------------------------
Joel A. Elftmann


/s/ Heinz K. Fridrich                      Director
---------------------------------------
Heinz K. Fridrich


/s/ Douglas A. Kingsley                    Director
---------------------------------------
Douglas A. Kingsley


/s/ Dr. Paul R. Low                        Director
---------------------------------------
Dr. Paul R. Low


/s/ Roger D. McDaniel                      Director
---------------------------------------
Roger D. McDaniel


/s/ Irwin H. Pfister                       Director
---------------------------------------
Irwin H. Pfister


/s/ Walter J. Scherr                       Director
---------------------------------------
Walter J. Scherr

                                INDEX TO EXHIBITS

4.1 Amendment No. 1 dated May 11, 2001 to the Veeco Instruments Inc. 2000 Stock Option Plan.

4.2 Amendment No. 1 dated July 26, 2001 to the Veeco Instruments Inc. 2000 Stock Option Plan for Non-Officer Employees.

5.1 Opinion of Gregory A. Robbins as to the legality of shares of Common Stock being registered

23.1  Consent of Ernst & Young LLP

23.2  PriceWaterhouseCoopers LLP

23.3  Consent of Gregory A. Robbins (included in the opinion filed as Exhibit
      5.1)

24.1  Power of Attorney (included on the signature pages hereof)